Exhibit 99.5

Consent of Independent Registered Public Accounting Firm

The Board of Directors

CSC Holdings, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-71965) filed on Form S-3 and in the registration statements (Nos. 33-05987, 33-19409, 33-36282, 333-41349, and 333-79485) filed on Forms S-8 of CSC Holdings, Inc. of our report dated March 16, 2005, except for Note 23, which is as of June 3, 2005, with respect to the consolidated balance sheets of CSC Holdings, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholder’s deficiency, and cash flows for each of the years in the three-year period ended December 31, 2004, the related financial statement schedule for each of the years in the three-year period ended December 31, 2004, and our report dated March 16, 2005 with respect to management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the June 3, 2005 combined report on Form 8-K of CSC Holdings, Inc. and Cablevision Systems Corporation.

Our report dated March 16, 2005, except for Note 23, which is as of June 3, 2005, refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, in the year ended December 31, 2003.

/s/ KPMG LLP

Melville, New York
June 3, 2005